EXHIBIT 10.60
SUTTON HILL PROPERTIES, LLC
SIDE LETTER REGARDING EFFECTIVE DATE OF SALE
September 19, 2005

Sutton Hill Capital L.L.C.
120 N. Robertson Boulevard
Los Angeles, California 90048

Re:	1001-1007 Third Avenue, New York, New York 10022
Dear Sirs:

Notwithstanding contrary dates appearing on the documents relating to the transfer of the leasehold estate of the above property (the “Transaction”) listed on Schedule A to this letter, it is agreed that the effective date of transfer is today.
It is also understood that the Installment Sale Note in connection with the Transaction shall also be deemed executed and delivered as of today’s date, and that the payment of interest detailed in the second paragraph thereof shall be amended accordingly, such that interest due on October 1, 2005 shall be decreased to $24,750.00, and all subsequent payments of interest shall remain unchanged.
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500 CITADEL DRIVE, SUITE 300, COMMERCE, CALIFORNIA 90040

SUTTON HILL PROPERTIES, LLC

By:
          S. Craig Tompkins
          President

CITADEL CINEMAS, INC.

By:
          S. Craig Tompkins
          Vice Chairman

READING INTERNATIONAL, INC.

By:
          S. Craig Tompkins
          Director — Business Affairs
ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:
SUTTON HILL CAPITAL L.L.C.

By:
James J. Cotter Manager

SCHEDULE A

1.	Contract of Sale between Sutton Hill Capital L.L.C. and Sutton Hill Properties, LLC

2.	Installment Note

3.	Guaranty by Reading International, Inc.

4.	Assignment and Assumption of Lease between Sutton Hill Capital L.L.C. and Sutton Hill Properties, LLC

5.	License and Option Agreement between Sutton Hill Properties, LLC and Sutton Hill Capital L.L.C.

6.	Second Amendment to Amended and Restated Master Operating Lease